SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

          Filed by the Registrant / /
          Filed by a Party other than the Registrant /X/

          Check the appropriate box:

          / / Preliminary Proxy Statement

          / / Confidential, for Use of the Commission Only
              (as permitted by Rule 14a-6(e)(2))

          / / Definitive Proxy Statement

          /X/ Definitive Additional Materials

          / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CONRAIL INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NORFOLK SOUTHERN CORPORATION

          (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN
          THE REGISTRANT)

          Payment of Filing Fee (Check the appropriate box):

          /X/ No fee required.

          / / Fee computed on table below per Exchange Act Rules
          14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
              (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

          / / Fee paid previously with preliminary materials.

          / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:


                               [Advertisement]

          TO CONRAIL SHAREHOLDERS:

          SEND THE CONRAIL BOARD A CLEAR SIGNAL

          [Graphic:  railroad crossing signal]

          PROTECT THE VALUE OF YOUR SHARES BY
          VOTING AGAINST CONRAIL'S PROPOSALS

          Conrail wants shareholders to think it's too late to stop CSX's coercive, inferior offer for your shares. Don't believe them.

          Norfolk Southern is determined to keep its superior, $110 per share offer on the table. It's worth 22% more than the CSX offer.* It's all cash. And it doesn't involve the regulatory delays or market risks that CSX wants you to bear.

          It's an easy choice to make. But it's going to take a strong shareholder vote to make Conrail understand that.

          [Graphic:  box with checkmark above the words "VOTE
          AGAINST"]

          Vote AGAINST Conrail's proposal to "opt out" of Pennsylvania's Fair Value Statute.

          Vote AGAINST Conrail's proposal to adjourn the special meeting if the vote isn't going Conrail's way.

                            PROTECT YOUR INVESTMENT
            VOTE NOW ON NORFOLK SOUTHERN'S GOLD PROXY CARD AGAINST
         CONRAIL'S PROPOSALS TO "OPT OUT" OF PENNSYLVANIA'S FAIR VALUE
             STATUTE AND TO ADJOURN THE SPECIAL MEETING.  BE SURE
            NORFOLK SOUTHERN RECEIVES YOUR PROXY BEFORE DECEMBER 23

          [Norfolk Southern Logo]

          Important: If you have any questions, please call our solicitor, Georgeson & Company Inc. toll free at 1-800-
          223-2064.  Banks and brokers call 212-440-9800.

          * Based on the closing price of CSX common stock on December 12, 1996.

          December 16, 1996